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                     EXHIBIT 10.28 - EXECUTIVE DEFERRAL PLAN


STATE OF SOUTH CAROLINA             )       GERBER CHILDRENSWEAR, INC.
COUNTY OF GREENVILLE                )       EXECUTIVE DEFERRAL PLAN


                  GERBER CHILDRENSWEAR, INC. ("Gerber"), a Delaware corporation, hereby establishes this Executive Deferral Plan for certain key management employees this 29th day of December, 1997.

                  WHEREAS, certain key employees of Gerber who are members of a select group of management or who are highly compensated have contributed to the Gerber's growth; and

                  WHEREAS, the Board of Directors desires to reward such key employees for their contributions and loyalty to Gerber by establishing a plan of nonqualified deferred compensation for such key employees and entering into an individual agreement with each employee chosen by the Board of Directors to be covered by the Plan.

                  NOW, THEREFORE, the terms of this Executive Deferral Plan are as follows:

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

                  1.1 DEFINITIONS. For purposes of this Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context:

                  (a) "Account" shall mean the account established and maintained by Gerber for the Participant.

                  (b) "Valuation Date" shall mean March 31, June 30, September 30 and December 31 of each Plan Year.

                  (c) "Beneficiary" shall mean the person or persons designated by a Participant to receive any benefits payable hereunder in the event of the death of the Participant, or in the absence of such a designated Beneficiary, the Participant's estate.



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                  (d) "Board of Directors" or "Board" shall mean the Board of
Directors of Gerber.

                  (e) "Committee" shall mean the administrative committee appointed to manage and administer the Plan and the individual Plan Agreements in accordance with the provisions of Article X hereof.

                  (f) "Credited Contribution" shall mean credits by Gerber to a Participant's Account as a result of the Participant's deferrals under Section 3.1.

                  (g) "Eligible Person" shall mean any executive officer of Gerber.

                  (h) "Gerber" means the Gerber Childrenswear, Inc.

                  (i) "Participant" shall mean an Eligible Person who is selected to participate in the Plan.

                  (j) "Plan Agreement" shall mean the written agreement (the form of which is attached hereto as Exhibit A) that is entered into by and between Gerber and a Participant concerning the Participant's salary deferrals.

                  (k) "Plan" shall mean this Executive Deferral Plan of Gerber, as amended from time to time.

                  (l) "Plan Year" shall mean the twelve month period ending each December.

                  1.2 CONSTRUCTION. The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provisions or section. Whenever the words "Article" or "Section" are used in this Plan, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of this Plan unless otherwise specified.


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                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

                  2.1 ELIGIBILITY. In order to be eligible for participation in the Plan, an Eligible Person must be selected by the Committee, which, in its sole and absolute discretion, shall determine eligibility for participation in accordance with the purposes of the Plan.

                  2.2 ACCEPTANCE. In order to participate, an Eligible Person selected for participation in the Plan must sign a Plan Agreement. The Eligible Employee's participation in the Plan shall commence only upon execution of a Plan Agreement by both parties.

                                   ARTICLE III

                              PARTICIPANT'S ACCOUNT

                  3.1 DEFERRALS.

                  (a) Election of Deferral. Within the ninety (90) day period prior to the beginning of each Plan Year, a Participant may elect to defer an amount from five (5%) percent up to fifty (50%) percent (in increments of one (1%) percent) of the salary that would otherwise be payable to the Participant during the Plan Year. Within this ninety (90) day period, the Participant may separately elect to defer an amount from five (5%) percent up to one hundred (100%) percent (in increments of one (1%) percent) of any bonus that would otherwise be earned by, and payable to, the Participant during the Plan Year.

                  (b) Revocation of Election. After the beginning of a Plan Year, a Participant may not increase or decrease the amount of salary or bonus deferred for that Plan Year, as elected under this section, except that the Participant may revoke his election and have no deferrals made with respect to salary and/or bonus that he has not yet earned.



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                  3.2 CREDITED CONTRIBUTIONS. For each Plan Year, Gerber shall credit to a Participant's Account such amounts ("Credited Contributions") as the Participant shall elect to defer in accordance with his Plan Agreement. Such Credited Contributions shall be credited to the Participant's Account as of the Valuation Date of the Plan Year next following the date the Participant's deferrals are made.

                  3.3 EARNINGS. Earnings shall be credited on the balance of a Participant's Account at the base rate (prime rate) on corporate loans posted by 75% of the United States largest banking institutions as published by the Wall Street Journal or similar publication. Such rate shall be determined as of the beginning of the year and earnings on a Participant's Account shall be credited to his Account at each Valuation Date at that rate until the beginning of the next year. Earnings shall be determined and credited in the manner described above.

                                   ARTICLE IV

                                    BENEFITS

                  4.1 VESTING. The Participant's Account shall be one hundred (100%) percent vested and nonforfeitable at all times.

                  4.2 PAYMENT OF BENEFITS.

                  (a) Gerber shall pay to the Participant the sum of the Credited Contributions and earnings in the Account on the Valuation Date after the earliest of the following events: the Participant's termination of employment (for any reason), death or disability or such other event as the Participant may designate in his Plan Agreement. The Credited Contributions and earnings in the Account shall be payable in a lump-sum, unless the Participant in his Plan Agreement specifies otherwise or unless the Board of Directors or the Plan Committee, upon the request of the Participant, directs otherwise.



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                  4.3 CHANGE OF CONTROL. In the event there shall be a change of control of Gerber, this Plan shall terminate and Gerber shall pay all Credited Contributions and earnings in the respective accounts in lump-sums to the Participants. For purposes of this Plan, a "change of control" shall mean a sale or series of sales in which more than fifty (50%) percent of the stock owned by those individuals or entities as of December 31, 1997 has been transferred, or a change during any twelve (12) month period in the composition of the Board of Directors of Gerber such that more than fifty (50%) percent of the voting power of such Board is substantially altered.

                  4.4 DISCHARGE. Any payment made by Gerber in good faith and in accordance with the provisions of this Plan and a Participant's Plan Agreement shall fully discharge Gerber from all further obligations with respect to such payment.

                  4.5 DEATH. If the Participant is entitled to payment of a benefit and dies prior to the complete payment of the Account, Gerber shall pay the balance of the Participant's Account to the Participant's Beneficiary in accordance with such designation of the Participant's Plan Agreement.

                                    ARTICLE V

                               SOURCE OF BENEFITS

                  5.1 BENEFITS PAYABLE FROM GENERAL ASSETS. Amounts payable hereunder shall be paid exclusively from the general assets of Gerber, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of Gerber from which payments may be made. Gerber's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each Plan Agreement entered into between Gerber and a Participant.


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                  5.2 INVESTMENTS TO FACILITATE PAYMENT OF BENEFITS. Gerber
shall not be obligated to invest in any specific asset or fund. However, in order to provide the means for the payment of any liabilities under this Plan, Gerber may elect to do so and, in such event, no Participant shall have any interest whatever in such asset or fund.

                  5.3 TRUST. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between a Participant and Gerber; provided, however, Gerber may establish a separate trust to accumulate funds to discharge its obligations hereunder. The Participant and his Beneficiary shall have no rights, title or interest in any such trust(s).

                                   ARTICLE VI

                            TERMINATION OF EMPLOYMENT

                  Neither this Plan nor a Participant's Plan Agreement, either singly or collectively, in any way obligates Gerber, or any subsidiary of Gerber, to continue the employment of a Participant with Gerber, or any subsidiary of Gerber, nor does either limit the right of Gerber or any subsidiary of Gerber at any time and for any reason to terminate the Participant's employment. Termination of a Participant's employment with Gerber, for any reason, whether by action of Gerber or the Participant shall immediately terminate his participation in this Plan. In no event shall this Plan or a Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between Gerber, or any subsidiary, and a Participant.


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                                   ARTICLE VII

           TERMINATION, AMENDMENT, MODIFICATION, OR SUPPLEMENT OF PLAN

                  7.1 TERMINATION. Gerber reserves the right to terminate, amend, modify, or supplement this Plan or any Plan Agreement, wholly or partially, from time to time, or at any time.

                  7.2 RIGHTS AND OBLIGATIONS UPON TERMINATION. Upon termination of this Plan, Gerber shall immediately pay all benefits in lump-sums to the Participants.

                                  ARTICLE VIII

                          OTHER BENEFITS AND AGREEMENTS

                  The benefits provided for a Participant and his Beneficiary hereunder and under such Participant's Plan Agreement are in addition to any other benefits available to such Participant under any other program or plan of Gerber for its employees, and, except as may be otherwise expressly provided for, this Plan and the Plan Agreements entered into hereunder shall supplement and shall not supersede, modify, or amend any other program or plan of Gerber or a Participant. Moreover, benefits under this Plan and the Plan Agreements entered into hereunder shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by Gerber, or any of its subsidiaries, which is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE IX

                     RESTRICTIONS ON ALIENATION OF BENEFITS

No right or benefit under this Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder or under any Plan Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.


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                                    ARTICLE X

                         ADMINISTRATION OF THIS PROGRAM

                  10.1 APPOINTMENT OF COMMITTEE. The general administration of this Plan, and any Plan Agreements executed hereunder, as well as the construction and the interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Any such member of the Committee may resign by notice in writing filed with the secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors. Each person appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the secretary of the Committee.

                  10.2 COMMITTEE OFFICIALS. The Board of Directors may designate one of the members of the Committee as Chairman and may appoint a secretary who need not be a member of the Committee. The secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of this Plan and any Plan Agreement executed hereunder. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

                  10.3 COMMITTEE ACTION.All resolutions or other actions taken by the Committee shall be the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

                  10.4 COMMITTEE RULES AND POWERS-GENERAL. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of this Plan, including Plan Agreements. Except as herein otherwise expressly



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provided, the Committee shall have the exclusive right to interpret this Plan and any Plan Agreements, and to decide any and all matters arising thereunder or in connection with the administration of this Plan and any Plan Agreements, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. Such decisions, actions and records of the Committee shall be conclusive and binding upon Gerber and all persons having or claiming to have any right or interest in or under this Plan.

                  10.5 RELIANCE ON CERTIFICATES, ETC. The members of the Committee and the officers and directors of Gerber shall be entitled to rely on all certificates and reports made by any duly authorized legal counsel. Such legal counsel may be counsel for Gerber.

                  10.6 LIABILITY OF COMMITTEE. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his part, excepting only his own willful misconduct. Gerber shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably brought, or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

                  10.7 DETERMINATION OF BENEFITS. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify, under this Plan and any Plan Agreement, the amount and kind of benefits from time to time payable to Participants and their Beneficiaries, and to authorize all disbursements for such purpose.

                  10.8 INFORMATION TO COMMITTEE. To enable the Committee to perform its functions, Gerber shall supply full and timely information to the Committee on all matters relating



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to the Compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

                  10.9 CLAIMS PROCEDURE.The Committee shall establish a reasonable claims procedure which shall comply with the Employee Retirement Income Security Act of 1974, as amended.

                  10.10 MANNER AND TIME OF PAYMENT OF BENEFITS. The Committee shall have the power, in its sole and absolute discretion, to change the manner and time of payment of benefits to be made to a Participant or his Beneficiary from that set forth in the Participant's Plan Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 EXECUTION OF RECEIPTS AND RELEASES. Any payment to a Participant, a Participant's legal representative, or Beneficiary in accordance with the provisions of this Plan or any Plan Agreement executed hereunder shall, to the extent thereof, be in full satisfaction of all claims hereunder against Gerber. Gerber may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it may determine.

                  11.2 NO GUARANTEE OF INTERESTS. Neither the Committee nor any of its members guarantees the payment of any amounts which may be or become due to any person or entity under this Plan or any Plan Agreement executed hereunder. The liability of Gerber to make any payment under this Plan or any Plan Agreement executed hereunder is limited to the then available assets of Gerber.

                  11.3 RECORDS. Records of Gerber as to a Participant's employment, termination of employment and the reason therefor, reemployment, authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.


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                  11.4 EVIDENCE. Evidence required of anyone under this Plan and any Plan Agreement executed hereunder may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

                  11.5 NOTICE. Any notice which shall be or may be given under this Plan or a Plan Agreement executed hereunder shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to Gerber, such notice shall be addressed to Gerber, at its principal office, and marked to the attention of the Secretary, Administrative Committee, Executive Deferral Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

                  11.6 CHANGE OF ADDRESS. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

                  11.7 EFFECT OF PROVISIONS. The provisions of this Plan and of any Plan Agreement executed hereunder shall be binding upon Gerber and its successors and assigns, and upon a Participant, his Beneficiary, assigns, heirs, executors, and administrators.

                  11.8 HEADINGS. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof or any Plan Agreement executed hereunder.

                  11.9 GOVERNING LAW. All questions arising with respect to this Plan and any Plan Agreement executed hereunder shall be determined by reference to the laws of the State of South Carolina in effect at the time of their adoption and execution, respectively.



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                  This Agreement has been executed by Gerber as of the date
first above written.

ATTEST:                            GERBER CHILDRENSWEAR, INC.

/s/ David E. Uren                  By:    /s/ Richard L. Solar
---------------------                   ----------------------------------------
Secretary                          Its: Senior Vice President



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